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                                   EXHIBIT 11



                               KAYDON CORPORATION
          CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994




                                                                              1996                  1995                   1994
                                                                           ----------            -----------           ------------
PRIMARY EARNINGS PER SHARE:

Net Income                                                                 $50,521,000            $38,203,000            $29,226,000
                                                                           -----------            -----------            -----------

Average common shares outstanding                                           16,466,000             16,619,000             16,683,000


Net common shares issuable in respect to
  common stock equivalents, with a dilutive effect                              83,000                122,000                 43,000
                                                                           -----------            -----------            -----------

Total common and common share
   equivalent shares                                                        16,549,000             16,741,000             16,726,000


Primary earnings per common share                                                $3.05                  $2.28                  $1.75


FULLY DILUTED EARNINGS PER SHARE:


Net Income                                                                 $50,521,000            $38,203,000            $29,226,000
                                                                           -----------            -----------            -----------

Average common shares outstanding                                           16,466,000             16,619,000             16,684,000

Net common shares issuable in respect to
  common stock equivalents, with a dilutive effect                              95,000                133,000                 50,000
                                                                           -----------            -----------            -----------
Total common and common share
   equivalent shares                                                        16,561,000             16,752,000             16,734,000

Fully diluted earnings per common share                                          $3.05                  $2.28                  $1.75
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